Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE OF PROPERTY

THIS AGREEMENT is made and entered into as of the Effective Date (as hereinafter defined), by and between PRIMIS BANK, a Virginia corporation (“Seller” and “Leaseback Tenant”), and MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company (“Buyer”).

STATEMENT OF BACKGROUND

A.            Seller is the owner of each Property (as hereinafter defined).

B.            Buyer wishes to purchase, and Seller wishes to sell, the Property, upon the terms and conditions hereinafter set forth.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), in hand paid by Buyer to Seller, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller and Buyer hereby agree as follows:

1.	Definitions and Exhibits.

1.1	Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

“Agreement” shall mean this Agreement for Purchase and Sale of Property.

“Business Day” shall mean a day other than a Saturday, Sunday or legal or bank holiday either in the Commonwealth of Virginia or of the Federal Government.

“Closing” shall mean the closing and consummation of the purchase and sale of the Property pursuant to this Agreement.

“Closing Date” shall mean the date on which the Closing occurs as provided in Section 9.1.

“Deed” shall have that meaning set forth in Section 9.2.1.a.

“Deposit” shall have that meaning set forth in Section 3.1.

“Effective Date” shall mean December 5, 2025.

“Environmental Matter” shall mean any matter or circumstance related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage disposal or other handling of any Hazardous Substance, (iii) the placement of structures or materials into waters of the United States, (iv) above-ground or underground storage tanks used for the storage of petroleum, petroleum products, or Hazardous Substances, (v) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace, which matter or circumstance exists at the Property on or before the Closing Date.

“Environmental Reports” shall mean all existing environmental site assessments, remediation reports, tank removal reports and other reports (including, but not limited to, any soils and groundwater assessments and reports) for each Property.

“Escrow Agent” shall mean First American Title Insurance Company, 666 Third Avenue, 5th Floor, New York, New York 10017, Attn: Zivile Giuliani, Telephone: (212) 850-0634, Email: zgiuliani@firstam.com, pursuant to the terms and conditions of the Escrow Agreement and Section 3.

“Fixtures” shall mean, collectively, all machinery, equipment and systems necessary for the operation of the Improvements that are “fixtures” pursuant to applicable law, including, but not limited to electrical, plumbing, heating, ventilation and air-conditioning equipment, and fire sprinklers and fire suppression equipment (but specifically excluding any such items that are not “fixtures” pursuant to applicable law, and any trade fixtures.

“General Assignment” shall mean the Assignment of Warranties and Other Intangible Property in the form attached hereto as EXHIBIT E.

“Governmental Requirements” shall mean any and all laws, rules and regulations of federal, state and local governmental authorities having jurisdiction over the applicable Property.

“Hazardous Substances” shall mean any and all hazardous, extremely hazardous, or toxic substances or wastes or constituents as those terms are defined by any applicable Hazardous Substance Law and petroleum, petroleum products, asbestos or any asbestos-containing materials, the group of organic compounds known as polychlorinated biphenyls (PCBs), flammables, explosives, radioactive materials, and chemicals known to cause cancer or reproductive toxicity.

“Hazardous Substance Law” shall mean any and all federal, state or local laws, rules, regulations, ordinances, agency or judicial orders and decrees, and agency agreements now and hereafter enacted or promulgated or otherwise in effect, relating to the protection of the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., and all amendments, regulations, orders and decrees promulgated thereunder or pursuant thereto.

“Improvements” shall collectively mean any buildings, structures and improvements located on the applicable Land.

“Independent Consideration” shall have the meaning set forth in Section 3.3.

“Inspection Period” shall mean the period from the Effective Date to 5:00 p.m. New York, New York time on the Effective Date.

“Intangible Personal Property” shall collectively mean, to the extent assignable, all intangible personal property, if any, owned by Seller and related exclusively to the applicable Real Property, including, without limitation: (i) any trade names associated with the Real Property; (ii) any plans and specifications and other architectural and engineering drawings for the Improvements; (iii) any Warranties; and (iv) any governmental permits, approvals and licenses (including any pending applications).

“Land” shall mean, individually and collectively as the context may require, that certain real property or each of the real properties described in EXHIBIT A attached hereto and made a part hereof.

“Leaseback Lease” shall have the meaning given such term in Section 5.6.

“Mandatory Cure Items” shall mean any mortgage, deed of trust, lien, judgment or other monetary encumbrance of liquidated amounts of any nature encumbering the title to any of the Real Property, in each instance, which is granted by, or placed against the Real Property by Seller, excluding, however, current, non-delinquent taxes and assessments.

“Material Casualty” shall mean a casualty which (i) results in a cost of repair in excess of five percent (5%) of the Purchase Price allocated to such Property as set forth on EXHIBIT A attached hereto as estimated by Seller’s insurance adjuster; or (ii) is an uninsured or underinsured casualty (unless Seller agrees in writing to credit Buyer for such uninsured or underinsured amount at Closing).

“Material Condemnation” shall mean a condemnation or threatened condemnation pursuant to which (i) any portion of the Property with a value equal to or greater than five percent (5%) of the Purchase Price allocated to such Property as set forth on EXHIBIT A attached hereto is taken or threatened to be taken; (ii) causes or would cause a material reduction in size of the affected Property; (iii) results or would result in the remaining Property not being considered legal non-conforming with any applicable zoning regulations, including without limitation with respect to remaining parking spaces available after such taking; or (iv) results or would result in the loss of a direct point of access of the Property to and from a public road.

“OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury.

“Permitted Title Exceptions” shall mean those matters affecting title to the applicable Land identified on EXHIBIT B attached hereto and by this reference made a part hereof.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Property” shall mean, individually and collectively as the context may require:

(i)            each of the Real Property; and

(ii)           all of Seller’s right, title and interest in and to the Intangible Personal Property with respect to each Real Property.

“Proration Date” shall mean the effective date of the prorations provided in Section 4.2 hereof, which is 11:59 p.m. on the eve of the Closing Date.

“Purchase Price” shall mean the purchase price for the Property described in Section 4 1.

“Real Property” shall collectively mean, individually and collectively as the context may requires, each of the Land, together with:

(i)            the Improvements on such Land;

(ii)           the Fixtures at such Land;

(iii)          all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights; and

(iv)          all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land.

“Seller’s knowledge” or “to the knowledge of Seller” or words or phrases of similar import shall mean the current actual knowledge of the following individuals: Matthew Switzer and Rich Fulk (the “Designated Individuals”) and shall not be construed to refer to the knowledge of any of the other Seller Parties, or to impose or have imposed upon the Designated Individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. The Designated Individuals are the persons to whom information pertaining to the Seller’s representations and warranties set forth in this Agreement would reasonably be expected to be reported and who would generally be expected to have knowledge of the matters that are the subject of Seller’s representations and warranties herein. There shall be no personal liability on the part of the Designated Individuals arising out of any of the Seller’s representations and warranties set forth in this Agreement.

“Service Contracts” shall collectively mean all service contracts or maintenance agreements, if any, for the provision of labor, services, materials, or supplies pertaining to the operation or maintenance of the Property to which Seller is a party, excluding Seller’s property management and/or leasing agreements.

“Survey” shall mean an ALTA/NSPS Land Title Survey of each Property.

“Taxes” shall have that meaning set forth in Section 4.2.

“Title Insurer” shall mean Escrow Agent.

“Title Policy” shall have the meaning set forth in Section 7.4(b).

“Warranties” shall mean, all existing warranties or guaranties issued in connection with the development, construction, operation, maintenance or repair of the Property, and all amendments and modifications thereto which are in effect as of the Effective Date.

1.2	Exhibits; Schedules. All exhibits, schedules and other attachments hereto form an integral part of this Agreement, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

EXHIBIT A	Schedule of the Property; Property Legal Descriptions
EXHIBIT B	Permitted Title Exceptions
EXHIBIT C	List of Due Diligence Materials
EXHIBIT D	Terms of Escrow
EXHIBIT E	Assignment of Warranties and Other Intangible Property
EXHIBIT F	Affidavit of Non-Foreign Status
EXHIBIT G	Form of Leaseback Lease
EXHIBIT H	Form of Lease Guaranty
EXHIBIT I	Form of Affidavit of Title
EXHIBIT J	Form of Seller’s Certificate
EXHIBIT K	Reserved
EXHIBIT L	KYC Application

2.	Purchase and Sale. Subject to the provisions hereof, Seller agrees to sell, assign and convey to Buyer, and Buyer agrees to purchase the applicable Property from Seller.

3.	Deposit.

3.1	Deposit. Within two (2) Business Days after the Effective Date, Buyer shall deposit with Escrow Agent the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Deposit”) as earnest money hereunder, which Deposit shall be allocated per Property as set forth on EXHIBIT A attached hereto. The Deposit, together with any interest or other income earned thereon (which shall be deemed part of the Deposit), shall be held and disbursed pursuant to this Agreement, including the terms of escrow on EXHIBIT D.

3.2	Disbursement. Whenever the Deposit or any applicable portion of the Deposit is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notices as necessary or, in the commercially reasonable opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement.

3.3	Independent Consideration. One Hundred Dollars ($100.00) of the Deposit (“Independent Consideration”) shall be released by Escrow Agent to Seller within three (3) Business Days after receipt of the Deposit by Escrow Agent, which amount Seller and Buyer have bargained for and agreed to as independent and sufficient consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is non-refundable to Buyer under any and all circumstances, but applicable to the Purchase Price, and Seller shall retain the Independent Consideration upon any termination of this Agreement notwithstanding any other provision of this Agreement to the contrary.

4.	Purchase Price and Prorations.

4.1	Purchase Price.

a.	Purchase Price. The purchase price for the Property shall be Fifty-Seven Million Nine Hundred Eighty-Five Thousand Three Hundred Thirty-Four and 00/100 Dollars ($57,985,334.00) (the “Purchase Price”), which Purchase Price shall be allocated for each Property as set forth on EXHIBIT A attached hereto.

b.	Payment Mechanics. The Purchase Price, as adjusted by the prorations provided in Section 4.2 and as reduced by the Deposit (which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price) shall be paid by Buyer to Seller at the Closing in United States Dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller.

4.2	Prorations. Items of expense relating to the Property that are typically prorated in real estate purchase and sale transactions (e.g., real property taxes and assessments, and utility charges) will be, as of Closing, paid directly by the Leaseback Tenant under the Leaseback Lease to the applicable taxing authority, service provider, utility provider or other third party (and not as a reimbursement to Buyer as landlord for expenses incurred), so such items of expense will not be prorated as of the Closing, as the terms of the Leaseback Lease will address the Leaseback Tenant’s payment of such expense items.

5.	Title and Survey.

5.1	Fee Simple Conveyance at Closing. Seller shall convey fee simple title to the Land to Buyer free and clear of all liens and encumbrances, subject only to the Permitted Title Exceptions and any other matters of title to which Buyer shall expressly consent in writing pursuant hereto.

5.2	Review of Title Commitment and Survey. Prior to the Effective Date, Buyer obtained a title insurance commitment with respect to each Property (the “Title Commitment”) from the Title Insurer and a Survey of each Property, and has, as of the Effective Date, had an opportunity to examine title to each Property. Prior to the Effective Date, Buyer has advised Seller in writing (“Title Objection Notice”) which title matters on the Title Commitments, the Surveys, and any supplemental title reports or updates to the Title Commitments or updates to the Surveys, if any, are not acceptable to Buyer. Except with respect to any Mandatory Cure Items, Seller has elected not to cure and/or remove any of Buyer’s objections set forth in the Title Objection Notice, and Buyer acknowledges and agrees that all such title matters set forth in the Title Commitments and Surveys shall be deemed to constitute Permitted Title Exceptions, and Buyer has no right to terminate the Agreement with respect to such Title Objection Notice.

5.3	Changes In Title. Following the expiration of the Inspection Period, Buyer shall have the right to object in writing to any title matters first occurring after the effective date of the applicable Title Commitment and prior to the Closing, which are not Permitted Title Exceptions and which materially adversely affect the Seller’s title to the Real Property (“Supplemental Title Objections”) so long as such objection is made by Buyer within three (3) Business Days after Buyer has actual knowledge of the same (but, in any event, on or prior to the Closing Date) and by describing an acceptable cure of such objection. To the extent that any Supplemental Title Objections do not constitute Mandatory Cure Items, Seller may elect in its sole discretion (but shall not be obligated) to attempt to remove or cause to be removed any such Supplemental Title Objections and Seller shall notify Buyer in writing within two (2) Business Days after receipt of Buyer’s notice of Supplemental Title Objections (but, in any event, prior to the Closing Date) whether Seller elects to attempt to remove the same (and if Seller so elects to attempt to remove the same, then the Closing Date shall be extended for a period of up to thirty (30) days to provide Seller with time to attempt such removal, and removal of such Supplemental Title Objection shall be a condition precedent to Buyer’s obligation to purchase the affected Property(ies) hereunder). Failure of Seller to respond in writing to Buyer within such period shall be deemed an election by Seller not to remove such Supplemental Title Objections. If Seller elects, or is deemed to have elected, not to remove one or more Supplemental Title Objections, then, within two (2) Business Days after Seller’s election or deemed election, Buyer may elect in writing to either (i) terminate this Agreement, solely with respect to the applicable Property for which Seller elects, or is deemed to have elected not to remove such Supplemental Title Objections, in which event the applicable portion of the Deposit allocated to the applicable Property shall be paid to Buyer, and, thereafter, the parties shall have no further rights or obligations hereunder with respect to such terminated Property except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Supplemental Title Objections and proceed to Closing. Failure of Buyer to make the election set forth in the preceding sentence within the required time period shall be deemed an election by Buyer to waive such Supplemental Title Objections and proceed to Closing. Any such Supplemental Title Objection so waived (or deemed waived) by Buyer in writing shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

5.4	Mandatory Cure Items. Notwithstanding anything contained herein to the contrary, Seller shall, at its sole cost and expense, cause to be released all Mandatory Cure Items at or before the Closing.

5.5	Time Periods. The Closing Date shall be automatically extended to allow all time periods in this Section 5 to run fully.

6.	Reserved.

7.	Buyer’s Inspection.

7.1	Physical Inspection.

a.	Inspection Right. Subject to any rights or restrictions under any of the Permitted Title Exceptions and the rights of tenants, Buyer and its agents, employees, representatives and independent contractors may, upon at least two (2) Business Days’ prior written notice to Seller, enter upon the Property for the purpose of making such surveys, non-invasive inspections, examinations, and studies (collectively, “Inspections”) as are reasonably necessary to evaluate and study the Property as contemplated herein. Seller agrees that Buyer shall have until the Closing Date in which to conduct all such Inspections, but that Buyer’s right to terminate this Agreement based thereon shall be limited as provided in Section 7.3 and Section 7.4 below.

b.	Environmental Investigations. Buyer shall not conduct any environmental investigations of the Real Property beyond a Phase I environmental site assessment (i.e. no sampling or drilling or other physically intrusive testing) without first obtaining Seller's prior written consent.

c.	Inspection Indemnity. Buyer shall: (a) be responsible for promptly remedying any damage caused by Buyer or its agents, employees, representatives and/or independent contractors in order to restore the Property to substantially the same condition as existed prior to such Inspections, and (b) indemnify, defend and hold Seller , and each of its members, partners, officers, directors, trustees, affiliates, parents, subsidiaries, shareholders, managers, beneficiaries, employees, contractors, and agents, and the Property harmless from and against any and all demands, liabilities, costs or expenses (“Claims”) arising out of or in connection with any such Inspections of and entries onto the Property by Buyer, or its agents, employees, representatives and/or independent contractors, including, without limitation, Claims for personal injury and property damage to the extent caused by Buyer, its agents, employees, representatives and/or independent contractors.

d.	Carveout to Inspection Indemnity. Notwithstanding the foregoing, in no event shall Buyer be liable to or be obligated to indemnify Seller under Section 7.1(b) for (i) the mere discovery of pre-existing conditions at the Property, except to the extent that such pre-existing conditions are exacerbated by Buyer or its agents, employees, representatives and/or independent contractors, or (ii) the gross negligence or willful misconduct of Seller or any agents, employees, consultants or contractors thereof.

e.	AS IS, WHERE IS. Buyer shall inspect the Property and shall examine, review and inspect the books and records relating to the ownership and operation of the Property pursuant to the terms hereof and Buyer shall acquire the Property “AS IS, WHERE IS” without any obligation of Seller, except as expressly set forth herein or in the Leaseback Lease (which will govern the obligations of Seller, as Leaseback Tenant thereunder, following Closing) to the contrary, to perform any repairs, improvements, maintenance or other work to the Property or any part thereof, and without, except as expressly set forth herein to the contrary, any warranties, express or implied, of any kind from Seller, including, but not limited to, warranties of fitness, merchantability, fitness for a particular purpose, habitability, tenantability or environmental condition. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1, SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER. All materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, and except for the environmental reports prepared by Partner Engineering and Science, Inc. at the request of Seller or Buyer in connection with the transactions contemplated by this Agreement, (i) any environmental or other report with respect to the Property which is delivered by Seller to Buyer, if any, shall be for general informational purposes only, (ii) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (iii) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report. This Section 7.1(e) shall survive the Closing.

7.2	Document Inspection. Prior to the Effective Date, Seller has delivered to Buyer true, correct and complete copies of each of the documents or materials listed on EXHIBIT C attached hereto to the extent in Seller’s possession (the “Due Diligence Materials”) pursuant to electronic document site for the transactions contemplated hereunder (located at https://primisbank.sharefile.com/home/shared/fo62150c-a58f-415d-9186-8cdea4fda046). Buyer covenants and agrees that, until the Closing Date, all information and materials disclosed and/or delivered to it by Seller, or Seller’s agents, employees and representatives relating to the Property or the transactions contemplated hereby (including without limitation, the Due Diligence Materials), are confidential and proprietary information (collectively, “Confidential Information”), and that Buyer shall hold (and be permitted to disclose, as applicable) the same in accordance with the terms and conditions of Section 32 below. Buyer acknowledges and agrees that the foregoing deliveries will be made by Seller to Buyer solely as a convenience to accommodate and facilitate Buyer’s Inspections, and that Seller makes no representations or warranties of any kind (and expressly disclaims all) regarding the accuracy or thoroughness thereof. In the event Buyer terminates this Agreement for any reason whatsoever, then Buyer shall within 5 days of such termination, at Seller’s option, either return to Seller or certify the destruction of all of the Due Diligence Materials which Seller delivered to Buyer pursuant to this Agreement. The obligations and agreements of Buyer under this Section 7.2 shall survive the early termination of this Agreement, but not Closing.

7.3	Inspection Period.

a.	Inspection Date. Notwithstanding Buyer’s right of inspection contained in Section 7.1 above, by execution of this Agreement, Buyer agrees that (a) the expiration of the Inspection Period has occurred, and (b) Buyer has no right to terminate this Agreement pursuant to the terms of Section 7.1, Section 7.2, or this Section 7.3. As of the Effective Date, the Deposit shall be deemed non-refundable to Buyer (except as expressly set forth elsewhere in this Agreement) but applicable to the Purchase Price at Closing.

b.	Seller Cooperation. Seller agrees to cooperate reasonably with Buyer’s investigations.

7.4	Conditions Precedent to Buyer’s Obligations. In addition to other conditions in this Agreement, Buyer’s obligation to purchase each Property shall be contingent upon the following conditions precedent:

a.	Title Insurance. The willingness of Title Insurer to issue, on the Closing Date, upon the sole condition of the payment of the premiums thereof, and any required deliveries by Buyer having been made by Buyer to cause such title policy issuance, its extended coverage ALTA form owner’s policy of title insurance, insuring in the amount of the Purchase Price applicable to such Property that title to the Property is vested of record in Buyer on the Closing Date, subject only to the Permitted Title Exceptions (the “Title Policy”);

b.	Representations and Warranties. Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date;

c.	KYC Requirement. Seller shall have completed and delivered to Buyer the “know your customer” application form attached hereto as EXHIBIT L (the “KYC Application”) no less than seven (7) days prior to the Closing;

d.	Compliance with Agreement. Seller must have materially performed all obligations and complied with all covenants required in this Agreement to be performed or complied with by it prior to or at Closing; and

e.	Right of First Purchase Waiver. With respect to the Waverly Property (as hereinafter defined), Seller shall have satisfied the ROFP Waiver Condition (as hereinafter defined), as further described in Section 7.5.c.

7.5	Conditions Precedent to Seller’s Obligations. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

a.	Representations and Warranties. Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date;

b.	Compliance with Agreement. Buyer must have materially performed all obligations and complied with all material covenants required in this Agreement to be performed or complied with by it prior to or at Closing; and

c.	Right of First Purchase Waiver. With respect to the Property located at 233 S County Drive, Waverly, Virginia (the “Waverly Property”), (i) Seller shall have obtained a written instrument certifying that the Board of Supervisors of County of Sussex, Virginia (the “Board of Supervisors”) waives its right of first purchase (the “Right of First Purchase”) under that certain Special Warranty Deed dated June 30, 2005 and recorded in Book 211, Page 499, Sussex County, Virginia Public Records (“ROFP Grant Deed”), pursuant to and in accordance with the provisions therein, with respect to the consummation of the transactions contemplated in this Agreement (the “ROFP Waiver”), duly executed by the Board of Supervisors, or (ii) the time period to exercise the Right of First Purchase shall have expired in accordance with the terms of the ROFP Grant Deed, as evidenced by Seller’s delivery of confirmation of delivery of written notice to the Board of Supervisors in accordance with the terms of the ROFP Grant Deed, and the Title Company shall have agreed to insure over such exception to title (collectively, the “ROFP Waiver Condition”); provided, however that, if Buyer has not already exercised the Closing extension right of up to an aggregate of thirty (30) days as set forth in Section 9.1 below, then either of Buyer and Seller shall have the right to extend Closing one or more times for a period not to exceed an aggregate of thirty (30) days from the initial Closing Date to obtain the Waiver by providing written notice to the other not later than two (2) Business Days’ prior to the then scheduled Closing Date.

7.6	Failure of Conditions Precedent. If any of the conditions precedent set forth in Sections 7.4 or 7.5 are not satisfied or waived, the party benefitted by such conditions may by written notice to the other party terminate this Agreement with respect to the Property for which such failed condition precedent relates, in which event the applicable portion of the Deposit allocated to such terminated Property shall be returned to Buyer, and the parties hereto shall have no further rights or obligations hereunder, except for those which expressly survive such termination; or (b) close without regard to the failure of such condition. The foregoing election is not intended to be in derogation of, but shall be in addition to, Buyer’s remedies for Seller’s default hereunder, and does not negate, modify or amend the representations, warranties or post-closing covenants of Seller contained herein, which representations, warranties and post-closing covenants shall survive the Closing as herein provided. In any event, (a) Buyer’s written consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants, to the extent the same survive Closing, but only as to those of which Buyer had knowledge as of the Closing, and (b) Seller’s written consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Buyer for breaches of representations, warranties and covenants, to the extent the same survive Closing, but only as to those of which Seller had knowledge as of the Closing.

8.	Representations and Warranties.

8.1	Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

a.	No Litigation. To Seller’s knowledge, there are not any pending or threatened disputes, violations, actions or proceedings by any person, entity or governmental agency against Seller with respect to the Property or against the Property (or any portion thereof).

b.	Organization and Authority. Seller: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and qualified to do business in each State in which the Property is located; (ii) has obtained all requisite authorizations and consents to enter into this Agreement with Buyer and to consummate the transactions contemplated hereby; and (iii) certifies that the individuals executing this Agreement and the documents executed in furtherance of this Agreement on behalf of Seller have the full right and authority to bind Seller under the terms and conditions stated herein.

c.	Intentionally Deleted.

d.	Undisclosed Agreements and Liabilities. Other than as expressly set forth in this Agreement or otherwise disclosed in writing to Buyer pursuant to this Agreement, to Seller’s knowledge, there are no undisclosed liabilities or agreements affecting the Property or Seller, in its capacity as owner of the Property.

e.	Tax Proceedings. Seller has not filed any pending tax appeal or certiorari proceedings with respect to the Property. Except to the extent not yet due and payable or set forth in the public record, to Seller’s knowledge, Seller has not received any written notice of any special tax assessments affecting the Property

f.	No Rights to Purchase. Except for the Right of First Purchase with respect to the Waverly Property as described in Section 7.5.c, no Person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property.

g.	No Violations: Seller has not received written notice sent by any governmental authority or agency having jurisdiction over the Property that the Property or its use is in violation of any law, ordinance, regulation, judicial order or decree, or agency agreement, including, without limitation, any applicable zoning, environmental or land-use laws.

h.	Intentionally Deleted.

i.	No Condemnation. As of the Effective Date, there is no pending or, to Seller’s knowledge, threatened condemnation or similar proceeding affecting all or any portion of the Property.

j.	Covenants, Conditions, Restrictions or Easements. Seller has not received any written notice of default or breach by Seller nor, to Seller’s knowledge, any other party thereto, under any covenants, rights of way or easements of public record which may affect the Property which are to be performed or complied with by the owner of the Property that has not be cured as of the Effective Date.

k.	No Bankruptcy. Seller is not a party to any proceedings in bankruptcy or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, nor is Seller subject to any general assignment for the benefit of the creditors, and, to Seller’s knowledge, no such action has been threatened.

l.	Leases. There are no tenants of the Property and no person or entity now has, or at the time of Closing will have, any possessory interest in the Property, under a lease or otherwise, except for (i) Seller whose total interest in the Property will be transferred to Buyer at Closing; and (ii) Leaseback Tenant pursuant to the Leaseback Lease.

m.	Non-Foreign Status; Withholding. Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

n.	Intentionally Deleted.

o.	Service Contracts. No Service Contracts will be binding upon Buyer at Closing and Seller (or Leaseback Tenant) will retain all obligations and liabilities under any Service Contracts as tenant under the Leaseback Lease.

p.	OFAC. Neither Seller nor, to Seller’s actual knowledge, any individual having a beneficial interest in Seller is a Person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such Persons.

q.	Banking Regulations. Seller represents and warrants that Seller has independently verified that the transaction contemplated by this Agreement complies with all regulations applicable to the Seller’s business, including without limitation any regulations applicable to the sale of the Property by Seller and subsequent leaseback of the Property by Leaseback Tenant (collectively, the “Sale-Leaseback Regulations”). Seller has obtained all required regulatory approvals as may be necessary or appropriate in connection with the transaction contemplated by this Agreement, and Seller is entering the transaction contemplated by this Agreement solely relying on, and after full review of, their own due diligence and not on the basis of any statement made by Buyer or Buyer Indemnitees (defined below). Neither Buyer nor any Buyer Indemnitees has made any representation or warranty to Seller as it relates to the Sale-Leaseback Regulations or the compliance of this transaction with any of the Sale-Leaseback Regulations. To the fullest extent permitted by applicable law, Seller shall indemnify and hold harmless Buyer and the Buyer Indemnitees from and against any and all claims, losses, damages, expenses and other liabilities arising with respect to the Sale-Leaseback Regulations (collectively referred to as “Regulatory Claims” and individually as a “Regulatory Claim”), including, as incurred, attorneys’ fees, that any of the Buyer Indemnitees may incur that arise out of or in connection with the Seller’s breach of any representation, warranty or other obligation in this Section 8.1.q. of this Agreement. The Buyer Indemnitees shall promptly notify Seller of any Regulatory Claim filed against Buyer or any Buyer Indemnitees, and Seller shall defend the Buyer Indemnitees, at the request of any one or more of the Buyer Indemnitees, with counsel reasonably satisfactory to the Buyer Indemnitees making the request. The indemnity in this Section 8.1.q shall survive Closing and any termination of this Agreement.

8.2	Limitations.

a.	Survival Period. The Seller’s representations and warranties set forth in Section 8.1 shall survive the Closing for a period of twelve (12) months after the Closing Date (the “Survival Period”). Seller’s liability for breach of any such representation or warranty shall be limited to the amount by which claims exceed an aggregate of $25,000 for all such breaches (“Floor”), and Seller’s aggregate liability for claims arising out of such representations, warranties and/or indemnities shall not exceed two percent (2%) of the Purchase Price (“Cap”). Buyer shall provide written notice to Seller prior to the expiration of the Survival Period of any alleged breach of such warranties or representations and/or claim for indemnification (each, a “Claim Notice”). Buyer’s sole remedy shall be an action at law for actual damages as a consequence thereof, which must be commenced, if at all, no later than the expiration of the Survival Period. The Survival Period referred to herein shall apply to unknown as well as known breaches and claims. Except as specifically provided in this Section 8.2 or as expressly stated elsewhere in this Agreement, none of Seller’s representations, warranties, indemnities, covenants or agreements shall survive the Closing. Buyer specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.

b.	Disclosures. Notwithstanding any contrary provision of this Agreement, if Seller obtains actual knowledge during the pendency of this Agreement prior to Closing of any matters which make any of its representations or warranties untrue in any respect, Seller shall promptly disclose such matters to Buyer in writing. In the event that Seller discloses any material and adverse matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Buyer otherwise becomes aware during the pendency of this Agreement prior to Closing of any material and adverse matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but Buyer shall have the right to elect in writing within five (5) days of becoming aware of such matter on or before the Closing Date (and the Closing Date shall be automatically extended to allow such time period to run fully), (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement, or (ii) as to any material and adverse matters first disclosed or discovered following the Effective Date, to terminate this Agreement solely with respect to Property for which such material and adverse matters are disclosed or discovered, in which event the applicable portion of the Deposit allocated to the applicable Property shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder with respect to such terminated Property except for obligations which expressly survive the termination of this Agreement. Buyer’s consent to the close of escrow pursuant to this Agreement shall waive any liability on the part of Seller for breaches of representations and warranties of which Buyer had actual knowledge as of the Closing; provided that Buyer shall be deemed to have knowledge of any fact or matter disclosed in any notice delivered to Buyer by Seller pursuant to this Section 8.2(b), the Title Commitment, the Survey, the Due Diligence Materials made available to Buyer by Seller prior to the Contract Date.

9.	Closing.

9.1	Time and Place. Provided that all of the conditions set forth in this Agreement are fully satisfied or performed, the Closing shall be conducted by escrow through Escrow Agent on the first Business Day occurring fifteen (15) days after the Effective Date, or such earlier date as may be agreed to in writing by Buyer and Seller (the “Closing Date”), unless the Closing Date is postponed pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the one time right to extend the Closing Date by a period of up to thirty (30) days by providing written notice to Seller prior to the then scheduled Closing Date; provided, however, in no event shall Closing occur after December 30, 2025 (the “Outside Closing Date”).

9.2	Closing Deliverables.

9.2.1        Deliveries by Seller. As a condition precedent to Buyer’s delivery to Seller of the Purchase Price, Seller shall deliver the following documents to Escrow Agent on or prior to the Closing Date (all of which shall be duly executed by Seller and witnessed and notarized where required, and which Buyer agrees to execute where required):

a.	Deed(s): a special warranty deed with respect to each Property, conveying to Buyer all of Seller’s right, title and interest in and to each Property, subject only to the Permitted Title Exceptions and such other matters as are permitted by Section 5 hereof;

b.	General Assignment. The General Assignment;

c.	Non-Foreign Certificate: A Certificate and Affidavit of Non-Foreign Status, in the form attached as EXHIBIT F hereto and by this reference made a part hereof;

d.	Leaseback Lease and Lease Guaranty. The Leaseback Lease in the form attached hereto as EXHIBIT G signed by Leaseback Tenant and the Lease Guaranty in the form attached hereto as EXHIBIT H, signed by Primis Financial Corp., a Virginia corporation, as guarantor.

e.	Affidavit of Title: An affidavit of title in the form attached hereto as EXHIBIT I;

f.	Authority: Such evidence as Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller to enter into this Agreement and to discharge the obligations of Seller pursuant hereto;

g.	Reaffirmation of Representations and Warranties: A certificate of Seller, in the form attached hereto as EXHIBIT J, reaffirming that all representations and warranties of Seller under this Agreement are true and correct in all material respects as of the Closing Date;

h.	Closing Statement: A Closing settlement statement;

i.	Warranties. The Warranties, including all related manuals and any consents necessary in order for the Warranties to be duly assigned to Buyer as of the Closing (provided, however, that Seller shall retain a non-exclusive right in and to all of such Warranties); and

j.	Other Transfer Tax Documents: Such other property transfer tax returns, affidavits, declarations or forms, if any, sufficient to comply with Governmental Requirements of the jurisdiction in which the Property is located; and

k.	Further Documentation: Such further instructions, documents and information as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement, including any payoff letter or release from Seller’s existing lender, if any, required for the Title Insurer to issue the Title Policy without exception for monetary liens as required by Section 5 and Section 7.4(b) above, provided such additional documentation does not increase Seller’s liability under this Agreement.

9.2.2        Deliveries by Buyer. Not later than the Closing Date, Buyer shall deposit with the Escrow Agent, in good funds immediately available, the Purchase Price less the Deposit, and subject to any prorations and credits required by this Agreement, and shall deliver such property transfer tax returns, affidavits, declarations or forms, if any, as may be required comply with Governmental Requirements of the jurisdiction in which the Property is located.

9.3	Costs. At the Closing:

a.	Transfer Taxes: Seller shall pay any and all realty transfer and other transfer taxes and sales taxes incident to the conveyance of title to the Property to Buyer, if applicable, as well as any taxes in connection with the Lease;

b.	Recording Costs: Seller shall pay the cost of recording the Deed;

c.	Title Insurance Costs: Seller shall pay the cost of the title/search exam fees to prepare the Title Commitment, the basic and extended owner’s coverage under the Title Policy issued by the Title Insurer, and any endorsements to such Title Policy;

d.	Financing Costs: Buyer shall pay any mortgage recording or intangibles tax and all other taxes, costs, fees or expenses relating to Buyer’s financing of the Property;

e.	Diligence Reports: Seller shall pay the costs of the Survey, any zoning reports, any property condition reports, any Phase I environmental assessments and any Phase II environmental assessments (if required and approved by Seller), any seismic reports or studies, and any appraisal reports obtained by Buyer with respect to each Property for which Closing occurs (it being agreed that Buyer may order any or all of such reports directly from the applicable vendors selected by Buyer). Buyer shall pay the costs of all such items and reports for any of the Property for which Closing does not occur hereunder;

f.	Escrow/Closing Fees: Any escrow/closing fees charged by the Title Insurer shall be split evenly by Buyer and Seller; and

g.	Other Costs: Except as otherwise set forth in this Agreement, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees.

10.	Default and Remedies.

10.1         Seller’s Default. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER’S DEFAULT UNDER tHIS AGREEMENT, THEN BUYER MAY ELECT, AS BUYER’S SOLE AND EXCLUSIVE REMEDIES, EITHER TO:

(a)	Terminate: TERMINATE THIS AGREEMENT, IN WHICH CASE ESCROW AGENT SHALL RETURN THE DEPOSIT TO BUYER, RECOVER FROM SELLER AN AMOUNT OF MONEY EQUAL TO THE ACTUAL OUT-OF-POCKET THIRD-PARTY EXPENSES ACTUALLY INCURRED BY BUYER IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IN AN AMOUNT NOT TO EXCEED $150,000 (COLLECTIVELY, THE “PURSUIT COSTS”), AND, AFTER RECEIPT BY BUYER OF THE DEPOSIT AND REIMBURSEMENT FROM SELLER FOR THE PURSUIT COSTS, NEITHER PARTY HERETO SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION; OR

(b)	Specific Performance: ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT provided that any suit for specific performance must be brought within SIXTY (60) days of Seller’s default, to the extent permitted by law, BUYer hereby waiving the right to bring suit at any later date; or

(c)	Intentional Acts of Seller. IF SELLER SELLS OR OTHERWISE TRANSFERS TITLE TO ANY OF THE PROPERTY TO A BONA FIDE BUYER OR OTHER TRANSFEREE WITHOUT KNOWLEDGE OF THIS AGREEMENT, OR OTHERWISE INTENTIONALLY TAKES ANY ACTION WHICH MAKES IT IMPOSSIBLE FOR BUYER TO PURSUE SPECIFIC PERFORMANCE, ANY SUCH ACTION WILL CONSTITUTE A WILLFUL AND INTENTIONAL BREACH OF THIS AGREEMENT AND BUYER WILL, ACCORDINGLY, ONLY IN THAT CIRCUMSTANCE BE ENTITLED TO PURSUE ALL REMEDIES AVAILABLE TO BUYER AT LAW OR IN EQUITY.

(d)	Pursuit Costs. IF BUYER BECOMES ENTITLED TO REIMBURSEMENT OF PURSUIT COSTS, BUYER WILL DELIVER WRITTEN NOTICE TO SELLER, WHICH NOTICE SHALL SPECIFY THE AMOUNT OF PURSUIT COSTS DUE, NOT TO EXCEED $150,000, AND ENCLOSE REASONABLE SUPPORTING DOCUMENTATION FOR EACH COMPONENT OF THE AMOUNT CLAIMED TO BE DUE. PAYMENT WILL BE DUE FROM SELLER WITHIN THIRTY (30) DAYS AFTER RECEIPT OF ANY SUCH WRITTEN NOTICE FROM BUYER.

(e)	No Other Remedies. BUYER SHALL NOT HAVE ANY OTHER RIGHTS OR REMEDIES HEREUNDER AS A RESULT OF ANY DEFAULT BY SELLER PRIOR TO CLOSING, AND BUYER HEREBY WAIVES ANY OTHER SUCH REMEDY AS A RESULT OF A DEFAULT HEREUNDER BY SELLER. In no event shall Seller be liable to Buyer for any punitive, speculative or consequential damages, and Buyer agrees not to file a lis pendens or other similar notice against the Property except in connection with pursuing its remedy for specific performance.

10.2         Buyer Default. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. IN NO EVENT SHALL BUYER BE LIABILE FOR ANY PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES.

10.3         Determination of Seller Damages. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.

10.4         Agreement of Parties. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT AND IS NOT INTENDED AS A PENALTY.

10.5         Confirmation. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S OBLIGATIONS UNDER SECTION 7.1.b. AND SECTION 15 OF THIS AGREEMENT.

10.6         Intentionally Deleted.

10.7         Notice and Cure for Buyer. Buyer shall not be in default under this Agreement unless and until Seller has first given to Buyer written notice of the alleged default, specifying the alleged default in reasonable detail, and 5 Business Days elapse without appropriate curative action by Buyer; provided that no such notice is required for a failure by Buyer to tender performance at Closing.

10.8         Notice and Cure for Seller. Seller shall not be in default under this Agreement unless and until Buyer has first given to Seller written notice of the alleged default, specifying the alleged default in reasonable detail, and 5 Business Days elapse without appropriate curative action by Seller; provided that no such notice is required for a failure by Seller to tender performance at Closing.

11.	Maintenance of Improvements and Operation of Property.

(a)	Insurance. Seller agrees to keep in effect until the Closing all insurance coverage (or substantially similar replacement policies) which is in effect on the Effective Date.

(b)	Maintenance. Seller shall maintain all Improvements in a manner consistent with Seller’s practices in effect prior to the Effective Date (ordinary wear and tear, casualty and condemnation excepted).

(c)	Operation. Seller shall operate and manage the Property in a manner consistent with Seller’s practices in effect prior to the Effective Date.

(d)	Intentionally Deleted.

(e)	Service Contracts. Seller will not, so long as this Agreement remains in effect, enter into any Service Contracts of any nature which will be binding on Buyer from and after Closing.

(f)	No New Encumbrances. From and after the Effective Date until the date and time of the Closing, Seller shall not convey any portion of the Property or any rights therein, or enter into any conveyance, security document, easement or other agreement, or amend any existing agreement, granting to any Person (other than Buyer) any rights with respect to the Property or any part thereof or any interest whatsoever therein, without Buyer’s prior written consent.

12.	Casualty/Condemnation.

12.1.        Minor Loss. Subject to the terms and conditions of this Agreement, Buyer shall be bound to purchase each Property for the allocated Purchase Price, without regard to the effect of any damage to the Property or condemnation of any portion of the Property, provided that in the case of a casualty, the casualty is not a Material Casualty, or in the case of a condemnation or threatened condemnation, the condemnation or threatened condemnation is not a Material Condemnation.

12.2         Material Casualty/Condemnation. In the event of a Material Casualty or a Material Condemnation, Buyer may, at its option to be exercised within ten (10) Business Days after receipt of notice of the occurrence of the damage or the actual or threatened commencement of condemnation proceedings, either terminate this Agreement with respect to the affected Property or consummate the purchase for the full Purchase Price allocated to such Property as required by the terms hereof. If the Closing Date is within the aforesaid 10-Business Day period, then Closing shall be extended to the next Business Day following the end of said 10-Business Day period.

(a)	Buyer Elects to Terminate. If Buyer elects to terminate this Agreement with respect to the affected Property by timely delivering written notice thereof to Seller, then this Agreement shall terminate with respect to the affected Property and the applicable portion of the Deposit allocated to such terminated Property shall be returned to Buyer and neither party shall have any further rights or obligations hereunder with respect to such terminated Property, except for those which expressly survive any such termination.

(b)	Buyer Does Not Elect to Terminate. If Buyer elects to proceed with the purchase or fails to give Seller notice within such ten (10) Business Day period that Buyer elects to terminate this Agreement, then this Agreement shall remain in full force and effect with respect to the affected Property, and Buyer shall proceed to Closing in accordance with the terms of this Agreement.

12.3	Awards and Proceeds.

(a)	Credit. Upon the Closing, if Buyer is not entitled to or elects not to terminate this Agreement pursuant to Section 12.1 and Section 12.2 above, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or condemnation, plus the amount of any insurance deductible, less any reasonable sums expended by Seller toward the collection of such proceeds or awards or to restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed).

(b)	Assignment. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for any reasonable sums expended to collect such proceeds or awards or to repair or restore the Property.

13.	Assignment.

13.1	Assignment by Buyer. From and after the Effective Date, Buyer shall not assign this Agreement without the prior written consent of Seller, which consent Seller shall not unreasonably withhold, condition or delay; provided, however, that Buyer may assign this Agreement to any entity owned or controlled by or affiliated with Fortress Net Lease REIT without the consent of or notice to Seller. Any such assignment by Buyer shall be further subject to the following conditions: (a) at the time of the assignment, no default by Buyer shall have occurred, and (b) the Deposit must remain in place in accordance with this Agreement. If any assignment is made as allowed hereunder, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee but the original named Buyer shall remain liable hereunder until Closing occurs.

13.2	Assignment by Seller. From and after the Effective Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property.

14.	Buyer’s Representation and Warranty. Buyer does hereby represent and warrant to Seller as of the Effective Date and the Closing Date that (a) it is duly organized, validly existing and in good standing under the laws of its state of formation; (b) it has all requisite authorizations to enter into this Agreement with Seller and to consummate the transactions contemplated hereby; (c) the parties executing this Agreement on behalf of Buyer are duly authorized to so do; and (d) neither Buyer nor any individual having an interest in Buyer is a Person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such Persons.

15.	Broker and Broker’s Commission. Buyer and Seller each warrant and represent to the other that such party has not and will not employ a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost, including reasonable attorney’s fees actually incurred, suffered or incurred by it as a result of the other’s representation herein being untrue. This Section 15 will survive Closing.

16.	Notices.

16.1	Form of Notice. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by (a) hand, (b) nationally recognized overnight express delivery service, or (c) by e-mail with “LEGAL NOTICE” in the subject line, of a letter in “pdf” format to the addresses set out below:

SELLER:

Primis Bank

10900 Nuckols Road, Suite 325

Glen Allen, Virginia 23060

Attn: Matthew A. Switzer, Executive Vice President & CFO

Email: matthew.switzer@primisbank.com

With a copy to:

Alston & Bird

1201 West Peachtree Street

Atlanta, Georgia 30309

Attn: Colony Canady

Email: colony.canady@alston.com

Attn: Jennifer F. West

Email: jennifer.west@alston.com

BUYER:

MountainSeed Real Estate Services, LLC

2100 Powers Ferry Road, Suite 410

Atlanta, Georgia 30339

Attn: Legal Notices

Email: legalnotices@mountainseed.com

With a copy to:

Dain, Torpy, Le Ray, Wiest & Garner, P.C.

175 Federal Street, 15th Floor

Boston, Massachusetts 02110

Attn: Timothy Pecci

Telephone: (617) 542-4854

Email: tpecci@daintorpy.com

ESCROW AGENT:

First American Title Insurance Company

666 Third Avenue, 5th Floor

New York, New York 10017

Attn: Zivile Giuliani

Telephone: (212) 850-0634

Email: zgiuliani@firstam.com

16.2         Effective Date of Notice. Any notice shall be given: (a) on the date of delivery, if delivered by hand; (b) on the date placed in the possession of an overnight express delivery service; or (c) on the date of transmission, if sent by email in portable document format; provided, that any time period allowed by this Agreement for a response to any notice so given, will not commence until receipt of the notice given.

16.3         Deemed Receipt. Refusal to accept delivery or inability to make delivery because of a change of address as to which no timely prior notice was given will conclusively constitute receipt of the notice given.

16.4         Change of Address. Either Seller or Buyer may change its address for notice to another address in the continental United States by giving written notice to the other not less than ten (10) calendar days prior to the effective date of the change of address.

17.	Governing Law. This Agreement shall be construed and interpreted under the laws of the Commonwealth of Virginia.

18.	Construction. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

19.	No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

20.	Entire Agreement. This Agreement and the documents incorporated herein by reference contain the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

21.	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. In entering this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), Seller is relying upon the advice of its own legal, tax, appraisal, valuation, and accounting professionals and acknowledges and agrees that none of Buyer, Buyer’s assignee pursuant to Section 13.1, any affiliate of Buyer or such assignee, or the legal counsel of any such Person (collectively, the “Buyer/Assignee Parties”), has provided Seller with any accounting, tax, appraisal, valuation, or legal advice in connection with this Agreement or the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease). While Buyer may have provided illustrative models to Seller, none of the Buyer/Assignee Parties have provided advice to Seller regarding the advisability of entering into the Agreement (or the Leaseback Lease). The Buyer/Assignee Parties have encouraged Seller to engage its own accounting, tax, appraisal, valuation, and legal professionals in connection with this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), and Seller has engaged such professionals as Seller has deemed appropriate for this transaction in Seller’s reasonable business judgment. In no event shall Seller be entitled to rely upon accounting, tax or legal advice from any of the Buyer/Assignee Parties.

22.	Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

23.	Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions.

24.	Date For Performance. If the time period or date by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a non-Business day, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

25.	Recording. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

26.	Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument. Electronic or facsimile signatures shall have the same force and effect as original signatures.

27.	Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

28.	Time of Essence. Time is of the essence of this Agreement.

29.	Tax Free Exchange

Notwithstanding any terms to the contrary in the Agreement, either party shall have the right to transfer the Property in a manner qualifying the sale as part of a tax deferred exchange pursuant to the provisions of Section 1031 of the Internal revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (hereinafter referred to as an “Exchange”). In the event that a party enters into an Exchange, (i) the other party shall consent to the assignment of the proceeds of this Agreement to a qualified “intermediary”; (ii) Buyer shall pay the Purchase Price to the intermediary; and (iii) the other party shall cooperate with respect to the Exchange, including the execution and delivery of any documents necessary to qualify the sale of the Property for the like-kind exchange treatment under the Code and the Treasury Regulations promulgated thereunder. The foregoing agreements are made on condition that (i) the cooperating party incurs no additional cost or expense in connection with the Exchange; (ii) the Exchange shall in no way affect the rights of the cooperating party under any other paragraph of the Agreement; and (iii) the cooperating party shall not be required to acquire title to any other real estate property in connection with the Exchange.

30.	Intentionally Omitted.

31.	Exclusivity. So long as this Agreement remains in effect, Seller shall not, directly or indirectly, list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property or take any action to encourage or facilitate any of the foregoing or the making of any proposals or inquiries that may reasonably be expected to lead to any of the foregoing.

32.	Confidentiality. Buyer covenants and agrees that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, and all information concerning the Property (including, without limitation, all information obtained by Buyer prior to the Closing Date) shall be kept in strictest confidence by Buyer prior to the Closing, and thereafter, if the Closing fails to occur for any reason. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Buyer from making any disclosure to Buyer’s consultants, attorneys, lenders, potential lenders, employees, representatives or agents, or making any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or any disclosure which is reasonably necessary to protect any such party's interest in any action, suit or proceeding brought by or against such party and relating to the Property or the subject matter of this Agreement.

33.	Survival. No representations, warranties, covenants or agreements of Seller or Buyer contained herein shall survive the Closing or the earlier termination of this Agreement, except as expressly provided in this Agreement. The representations, warranties, covenants and/or agreements of Seller and Buyer, as applicable, contained in following Sections or provisions shall survive (i) the Closing for a period of twelve (12) months unless a limited period of survival is established therefor: Section 4.2, and Section 14; (ii) the earlier termination of this Agreement for a period of 1 year: Section 7.1(b); and (iii) the Closing or, as applicable, the earlier termination of this Agreement, indefinitely: Section 15.

[END OF AGREEMENT – SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its authorized signatory.

SELLER / LEASEBACK TENANT:

PRIMIS BANK,
a Virginia corporation

By:	/s/ Matthew A. Switzer
Name: Matthew A. Switzer
Title: Executive Vice President and Chief Financial Officer

BUYER:

MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company

By:	/s/ Carl Streck
Name: Carl Streck
Title: CEO

[Signature Page 1 of 1 to Purchase and Sale Agreement]

S-1

EXHIBIT A

SCHEDULE OF PROPERTY AND DESCRIPTION OF LAND

[REDACTED]

A-1

EXHIBIT B

PERMITTED TITLE EXCEPTIONS

[REDACTED]

B-1

EXHIBIT C

LIST OF DUE DILIGENCE MATERIALS

[REDACTED]

C-1

EXHIBIT D

TERMS OF ESCROW

1.             DEPOSITS OF FUNDS. All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may initially deposit such funds in its custodial or escrow accounts which may result in the funds being commingled with escrow funds of others for a time; however, as soon as the Deposit has been credited as collected funds to Escrow Agent’s account, then Escrow Agent shall immediately deposit the Deposit into an interest bearing account with any reputable trust company, bank, savings bank, savings association, or other financial services entity approved by Seller and Buyer. Deposits held by Escrow Agent shall be subject to the provisions of applicable state statutes governing unclaimed property. Seller and Buyer will execute the appropriate Internal Revenue Service documentation for the giving of taxpayer identification information relating to this account. Seller and Buyer do hereby certify that each is aware that the Federal Deposit Insurance Corporation coverages apply to a legally specified maximum amount per depositor. Further, Seller and Buyer understand that Escrow Agent assumes no responsibility for, nor will Seller or Buyer hold same liable for any loss occurring which arises from a situation or event under the Federal Deposit Insurance Corporation coverages.

All interest will accrue to and be reported to the Internal Revenue Service for the account of Buyer.

Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the funds which may be imposed by the depository institution as a result of the making or redeeming of the investment pursuant to Seller and Buyer instructions.

2.             DISBURSEMENT OF DEPOSIT. Escrow Agent shall disburse all or any portion of the Deposit in accordance with and in reliance upon joint written instructions from both Seller and Buyer. The Escrow Agent shall have no responsibility to make an investigation or determination of any facts underlying such instructions or as to whether any conditions upon which the funds are to be released have been fulfilled or not fulfilled, or to whom funds are released.

3.             DEFAULT AND/OR DISPUTES. In the event any party to the transaction underlying this Agreement shall tender any performance after the time when such performance was due, Escrow Agent may proceed under this Agreement unless one of the parties to this Agreement shall give to the Escrow Agent written direction to stop further performance of the Escrow Agent’s functions hereunder. In the event written notice of default or dispute is given to the Escrow Agent by any party, or if Escrow Agent receives contrary written instructions from any party, the Escrow Agent will promptly notify all parties of such notice. Thereafter, Escrow Agent will decline to disburse funds or to deliver any instrument or otherwise continue to perform its escrow functions, except upon receipt of a mutual written agreement of the parties or upon an appropriate order of court. In the event of a dispute, the Escrow Agent is authorized to deposit the escrow into a court of competent jurisdiction for a determination as to the proper disposition of said funds. In the event that the funds are deposited in court, the Escrow Agent shall be entitled to file a claim in the proceeding for its costs and counsel fees, if any.

4.             ESCROW AGENT FEES AND OTHER EXPENSES. Escrow Agent shall not charge for its services hereunder. Escrow Agent shall not be required to advance its own funds for any purpose provided that any such advance, made at its option, shall be promptly reimbursed by the party for whom it is advanced, and such optional advance shall not be an admission of liability on the part of Escrow Agent.

5.             PERFORMANCE OF DUTIES. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may occur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (a) any good faith act or omission upon advice of counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, or (b) any good faith act or omission in reliance upon any document, including any written notice or instructions provided for in the Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the proper person or persons and to conform with the provisions of this Agreement.

D-1

6.             LIMITATIONS OF LIABILITY. Escrow Agent shall not be liable for any loss or damage resulting from the following:

(a)            The effect of the transaction underlying this Agreement including without limitation, any defect in the title to the real estate, any failure or delay in the surrender of possession of the Property, the rights or obligations of any party in possession of the property, the financial status or insolvency of any other party, and/or any misrepresentation of fact made by any other party;

(b)            The default, error, act or failure to act by any other party;

(c)            Any loss, loss of value or impairment of funds which have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a depository institution if such loss or loss of value or impairment results from the failure, insolvency or suspension of a depository institution;

(d)            Any defects or conditions of title to any property that is the subject of this escrow provided, however, that this limitation of liability shall not affect the liability of Escrow Agent under any title insurance policy which it has issued or may issue (NOTE: No title insurance liability is created by this Agreement); and

(e)            Escrow Agent’s compliance with any legal process including but not limited to, subpoena, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

7.             HOLD HARMLESS. Buyer and Seller shall indemnify the Escrow Agent and hold the Escrow Agent harmless from all damage, costs, claims and expenses arising from performance of its duties as Escrow Agent including reasonable attorneys’ fees, except for those damages, costs, claims and expenses resulting from the gross negligence or willful misconduct of the Escrow Agent.

8.             RELEASE OF PAYMENT. Payment of the funds held in escrow by the Escrow Agent, in accordance with the terms, conditions and provisions of this Terms of Escrow, shall fully and completely discharge and exonerate the Escrow Agent from any and all future liability or obligations of any nature or character at law or equity to the parties hereto or under this Agreement.

D-2

EXHIBIT E

Assignment of
Warranties and Other Intangible Property

This Assignment of Warranties and Other Intangible Property (this “Assignment”) is made and entered into this ___ day of _________, 20__, by and between ____________, a _____________ (“Assignor”), _______________, a ______________ (“Assignee”).

This Assignment is being made pursuant to that certain Agreement for Purchase and Sale of Property dated as of __________, by and between Assignor and [Buyer] (as amended, the “PSA”); terms not otherwise capitalized here shall have the meanings assigned thereto in the PSA.

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest, if any, in and to the following (collectively, the “Assigned Items”): (i) the warranties held by Assignor affecting the Property (the “Warranties”), including, but not limited to those listed on Exhibit A, if any, attached hereto and made a part hereof for all purposes; provided, however, Seller shall retain the non-exclusive right to use such Warranties, and (ii) other Intangible Personal Property (as defined in the PSA) owned by Assignor which relate to the ownership of the Real Property and any other agreements or rights relating to the ownership of the Real Property (collectively, the “Other Intangible Property”).

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Executed copies hereof may be delivered by facsimile, PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto.

[Signature Page Follows]

E-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

ASSIGNOR:

ASSIGNor NAME, ASSIGNOR ENTITY

Name:
Title:

ASSIGNEE:

ASSIGNEE NAME, ASSIGNEE ENTITY

Name:
Title:

Exhibit A: Warranties

E-2

EXHIBIT F

NON-FOREIGN AFFIDAVIT

The undersigned deponent (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1.             Deponent is presently a ____________ of [SELLER Name: ________________], [a ______________________] (the “Seller”).

2.             In such capacity, the Deponent has personal knowledge of the facts sworn to in this affidavit and such facts are true and correct.

3.             The Seller is the owner of certain real estate, a description of which is set forth on Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the “Property”).

4.             Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a “foreign person” (as defined in the Code). For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [BUYER Name: ________________], [a ______________________] (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by the Seller, Deponent hereby certifies the following:

(a)            The Seller is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the Code.

(b)            The Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.

(c)            The Seller’s United States taxpayer identification number is ______________________.

(d)            The address (and, if different, the mailing address) of the Seller is ____________________________.

(e)            The Seller owns 100% of the aforesaid Property.

(f)            Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Seller to Transferee, which conveyance constitutes the disposition by the Seller of a United States real property interest, for the purpose of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.

(g)            Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Transferee, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

F-1

5.             Under penalty of perjury, I declare that I have examined the foregoing Affidavit and hereby certify that it is true, correct and complete and I further declare that I have the authority to make this affidavit and the certifications contained herein on behalf of the Seller.

Sworn to and subscribed before me,
this ____ day of ______________, 20__.
_________________________, in his/her capacity as _____________ of ______________________

Notary Public

[NOTARY SEAL]

My commission expires:

F-2

EXHIBIT G

FORM OF LEASEBACK LEASE

Attached following this page.

G-1

EXHIBIT H

FORM OF LEASE GUARANTY

Attached following this page.

H-1

EXHIBIT I

FORM OF AFFIDAVIT OF TITLE

Attached following this page.

I-1

EXHIBIT J

FORM OF SELLER’S CERTIFICATE

SELLER’S CERTIFICATE OF

REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

_________, 2025

This certificate (this “Certificate”) is being delivered by PRIMIS BANK, a Virginia corporation (the “Seller”), to [______________], a [_____________] (the “Purchaser”), pursuant to that certain Agreement for Purchase and Sale of Property, dated as of [____________], by and between Seller and Purchaser (as may be amended and assigned as permitted therein, the “Agreement”), subject to all terms and conditions of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Seller does hereby certify to Purchaser, as of the date hereof, each of the representations and warranties of Seller set forth in Section 8.1 of the Agreement is true and correct in all material respects as if made on the date hereof. Notwithstanding anything contrary herein, this certificate is delivered by Seller subject to the limitations on Seller’s liability set forth in the Agreement, including without limitation, those set forth in Section 8.2 of the Agreement.

[Signatures on Following Page]

J-1

IN WITNESS WHEREOF, Seller has executed and delivered this Certificate as of the date first set forth above.

SELLER:

[_____________________],

a [_________________]

By:

Name:
Title:

J-2

EXHIBIT K

Reserved.

K-1

EXHIBIT L

KYC APPLICATION

Attached following this page.

L-1